EXHIBIT 28(h)(vii)
AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, dated as of                     , 2010, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between PNC Global Investment Servicing, Inc. and FundVantage Trust and is amended and restated for the addition of Polen Growth Fund and Olympia American Real Estate Fund.
FUNDS
MBIA Municipal Bond Inflation Protection Fund
MBIA High Yield Fund
MBIA Multi-Sector Inflation Protection Fund
MBIA Core Plus Fixed Income Fund
Lateef Fund
Boston Advisors US Small Cap Equity Fund
Boston Advisors International Equity Fund
Corverus Strategic Equity Fund
WHV International Equity Fund
Pemberwick Fund
Private Capital Management Value Fund
Estabrook Value Fund
Estabrook Investment Grade Fixed Income Fund
Tax-Free Securities Fund
Tax-Free Short Intermediate Securities Fund
Polen Growth Fund
Olympia American Real Estate Fund

PNC GLOBAL INVESTMENT SERVICING INC.

By:
Name:	Jay F. Nusblatt
Title:	Senior Vice President

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

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